UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 24, 2007
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events
     On July 24, 2007, a subsidiary of Pride entered into a novation agreement pursuant to which, for consideration of $108.5 million, it acquired the rights and obligations of Lexton Shipping Ltd. under a contract for the construction and sale of an ultra-deepwater drillship by Samsung Heavy Industries Co., Ltd. The drillship contract provides for the delivery of the drillship on or before February 28, 2010, and for the subsidiary’s right to rescind the contract for delays exceeding certain periods. The drillship contract novated to the Pride subsidiary provides for remaining payments by the subsidiary of approximately $540 million (which takes into account amounts previously paid by Lexton under the contract), subject to adjustment for change orders and payable in installments during the construction process.
     In connection with the novation agreement, Pride executed performance guarantees guaranteeing the obligations of its subsidiary under the drillship contract and the novation agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ W. Gregory Looser
W. Gregory Looser
Senior Vice President, General Counsel and Secretary

Date: July 30, 2007

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